Exhibit 10.19.3

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT

This THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of September 8, 2020, by and among FINANCE OF AMERICA REVERSE LLC, a Delaware limited liability company (together with its permitted successors and assigns, the “Seller”), and GRAND OAK TRUST, a Delaware statutory trust (together with its permitted successors and assigns, the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Seller and the Buyer are parties to that certain Master Repurchase Agreement, dated as of April 26, 2019, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of June 10, 2019, as further amended by that certain Second Amendment to Master Repurchase Agreement, dated as of May 22, 2020 (as amended hereby, and as may be further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time, the “Repurchase Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Repurchase Agreement);

WHEREAS, the Seller has requested that the Buyer amend certain provisions of the Repurchase Agreement as set forth herein, and subject to the terms and conditions hereof, the Buyer is willing to do so; and

NOW THEREFORE, in consideration of the premises, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendments to Repurchase Agreement.

(a) Section 2 of the Repurchase Agreement, “Definitions”, is hereby amended by adding the following new defined terms in correct alphabetical order to read as follows:

““Mature Loan” shall mean a Mortgage Loan with respect to which a Maturity Event has occurred.

“Third Amendment Effective Date” shall mean September 8, 2020.

“Third Amendment TMFT Mortgage Loan” shall mean a Mortgage Loan previously owned by Toro Mortgage Funding Trust 2017-Reverse Jumbo 1 and with respect to which the Purchase Date is on or after the Third Amendment Effective Date.”

(b) Section 2 of the Repurchase Agreement, “Definitions”, is hereby amended by amending clause (c) of the definition of “Defective Mortgage Loan” as follows:

“(c) with respect to which a Maturity Event has occurred, other than any Third Amendment TMFT Mortgage Loan with respect to which a Maturity Event had occurred prior to the Purchase Date and which was expressly approved for purchase by Buyer notwithstanding the existence of such Maturity Event,”

(c) Section 2 of the Repurchase Agreement, “Definitions”, is hereby amended by amending the definition of “Defective Mortgage Loan” by inserting the clause “unless approved by Buyer in writing” to the end of clauses (e) and (g) thereof.

(d) Section 2 of the Repurchase Agreement, “Definitions”, is hereby amended by amending and restating the definition of “Eligible Mortgage Loan” in its entirety to read as follows:

““Eligible Mortgage Loan” shall mean any HomeSafe Flex, HomeSafe Second, HomeSafe Select, HomeSafe Standard or Third Amendment TMFT Mortgage Loan (a) as to which the representations and warranties in Schedule 1 attached hereto are true and correct, (b) that is underwritten strictly in accordance with, and which fully complies with, the Applicable Requirement, (c) is not a Defective Mortgage Loan, (d) is not a Delinquent Mortgage Loan, (e) has not previously been a Purchased Mortgage Loan at any time, (f) does not include any single premium credit, life or accident and health insurance or disability insurance, and (g) with respect to any Third Amendment TMFT Mortgage Loan, such Third Amendment TMFT Mortgage Loan has not been a Purchased Mortgage Loan for more than [***].”

(e) Section 2 of the Repurchase Agreement, “Definitions”, is hereby amended by amending the definition of “Market Value” by deleting the “and” immediately before clause (II), deleting the “.” at the end thereof and inserting the following at the end thereof:

“, and (III) with respect to any Third Amendment TMFT Mortgage Loan, the unpaid principal balance of such Mortgage Loan as of the related Purchase Date therefor.”

(f) Subsection (c) of Schedule 1 to the Repurchase Agreement, “Origination Date”, is hereby amended by deleting the “.” at the end thereof and inserting the following:

“, provided that this subsection (c) shall not apply to a Third Amendment TMFT Mortgage Loan.”

(g) Schedule 1 to the Repurchase Agreement is hereby amended by including exceptions to the representations and warranties set forth in Subsections (f) (Original Terms Unmodified), (s) (No Default) and (sss) (Maturity Events) of Schedule 1 to the Repurchase Agreement relating to any Third Amendment TMFT Mortgage Loan, in each case, as disclosed in writing by the Seller to Buyer and as approved by the Buyer in writing in its sole discretion.

2. No Other Amendments. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided above, operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement or any of the other Program Documents, nor constitute a waiver of any provision of the Repurchase Agreement or any of the other Program Documents. Except for the amendments set forth above, the text of the Repurchase Agreement and all other Program Documents shall remain unchanged and in full force and effect and the Seller hereby ratifies and confirms its obligations thereunder. Except as expressly provided herein, this Amendment shall not constitute a modification of the Repurchase Agreement or a course of dealing with the Buyer at variance with the Repurchase Agreement such as to require further notice by the Buyer to require strict compliance with the terms of the Repurchase Agreement and the other Program Documents in the future. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations or to modify, affect or impair the perfection or continuity of the Buyer’s security interests in, security titles to, or other Liens on, any Collateral for the Obligations.

3. Conditions on Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, the Buyer has received a counterpart of this Amendment duly executed by the Seller.

4. Representations and Warranties. To induce the Buyer to enter into this Amendment, the Seller hereby represents and warrants to the Buyer:

(a) The Seller has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms. This Amendment has been duly executed and delivered by the duly authorized officers of the Seller;

(b) The execution, delivery and performance by the Seller of this Amendment (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not materially violate any requirements of applicable law applicable to the Seller or any judgment, order or ruling of any Governmental Authority, and (iii) will not violate or result in a material default under any indenture, material agreement or other material instrument binding on the Seller or any of its assets;

(c) This Amendment has been duly executed and delivered for the benefit of or on behalf of the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general;

(d) The representations and warranties contained in the Repurchase Agreement and other Program Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date, except for any representation and warranty that expressly relates to an earlier date, which representation and warranty shall remain true and correct as of such earlier date; provided, that any representation or warranty that is qualified by materiality or by reference to Material Adverse Effect shall be true and correct in all respects on and as of the date of this Amendment;

(e) Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

(f) As of the date hereof, the Seller is not aware of any state of facts which (without notice or the lapse of time) would or could reasonably be expected to result in the Seller’s financial performance for fiscal quarter ended September 30, 2020 being materially worse than the Seller’s financial performance for fiscal quarter ended June 30, 2020.

5. Acknowledgment of Security Interests. The Seller hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Buyer under the Repurchase Agreement and the other Program Documents are in full force and effect and are enforceable in accordance with the terms of the Repurchase Agreement and the other Program Documents.

6. Costs, Expenses and Taxes. The Seller agrees to pay all reasonable costs and expenses of the Buyer incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of New York without regard to the conflict of law provisions (other than Section 5-1401 of the New York General Obligations Law).

8. Program Document. This Amendment shall be deemed to be a Program Document for all purposes.

9. Owner Trustee. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Amendment is executed and delivered by Wilmington Savings Fund Society, FSB not individually or personally but solely as a trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Buyer is made and intended not as a personal representation, undertaking and agreement by Wilmington Savings Fund Society, FSB, but is made and intended for the purpose of binding only the Buyer, in its capacity as such, (c) nothing herein contained shall be construed as creating any liability on Wilmington Savings Fund Society, FSB, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties and by any person claiming by, through or under the parties hereto, (d) Wilmington Savings Fund Society, FSB has made no investigation as to the accuracy or completeness of any representations and warranties made by the Buyer or any other party in this Amendment and (e) under no circumstances shall Wilmington Savings Fund Society, FSB be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Buyer under this Amendment or any other related documents.

10. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction may include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records

(including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SELLER:

FINANCE OF AMERICA REVERSE LLC

By:	/s/ Robert Conway
Name: Robert Conway
Title: Treasurer

[Signature Page to Third Amendment to Master Repurchase Agreement]

BUYER:

GRAND OAK TRUST

By:	Wilmington Savings Fund Society, FSB, not in its individual capacity, but solely in its capacity as Owner Trustee of Grand Oak Trust

By:	/s/ Mary Emily Pagano
Name: Mary Emily Pagano
Title: Assistant Vice President

[Signature Page to Third Amendment to Master Repurchase Agreement]